Exhibit 77Q(1)(e)(ii)



Advisory Agreement dated January 31, 2005 between Registrant, on behalf of IXIS Equity Diversified Portfolio, and IXIS Advisors is incorporated by reference to exhibit (d)(9) of post-effective amendment no. 30 to the Registration Statement filed on Form Type 485BPOS on January 31, 2005 (Accession No. 0001193125-05-014452).

Subadvisory Agreement dated January 31, 2005 between Registrant, on behalf of IXIS Equity Diversified Portfolio, IXIS Advisors and Loomis Sayles is incorporated by reference to exhibit (d)(10) of post-effective amendment no. 30 to the Registration Statement filed on Form Type 485BPOS on January 31, 2005 (Accession No. 0001193125-05-014452).

Subadvisory Agreement dated January 31, 2005 between Registrant, on behalf of IXIS Equity Diversified Portfolio, IXIS Advisors and Reich and Tang is incorporated by reference to exhibit (d)(11) of post-effective amendment no. 30 to the Registration Statement filed on Form Type 485BPOS on January 31, 2005 (Accession No. 0001193125-05-014452).